SAMCO FUND, INC.
                           POWER OF ATTORNEY

         The undersigned directors of SAMCO FUND, INC. (the "Fund"), hereby constitute and appoint William E. Vastardis and Paul Brook, and each of them severally, acting alone without the other, his or her true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, the Registration Statement of the Fund on Form N-1A and any and all amendments (including without limitation pre-and post-effective amendments) to such Registration Statements necessary or advisable to enable such Registration Statements to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in such Registration Statements as the aforesaid attorney-in-fact executing the same deems appropriate.

Signatures                                  Title
Date


_______________________             Director
October 9, 1997
John E. Manley, Sr.

_______________________             Director
October 9, 1997
John R. O'Brien